Exhibit 99.3

Lenox, Incorporated and Subsidiary

Condensed Consolidated Financial Statements as of July 31, 2005 and for

the three-month Periods Ended July 31, 2005 and July 31, 2004

Lenox, Incorporated and Subsidiary

Lenox, Incorporated and Subsidiary

Condensed Consolidated Balance Sheet (Unaudited)

(dollars in thousands)

July 31, 2005

ASSETS
Accounts receivable, less allowance for doubtful accounts, returns and allowances of $9,855	$45,045
Inventories:
Finished goods	109,121
Work in process	9,449
Raw materials & supplies	5,640
TOTAL INVENTORIES	124,210

Current portion of deferred taxes	2,913
Other current assets	14,361
TOTAL CURRENT ASSETS	186,529

Property, plant and equipment, net	81,029
Goodwill	89,673
Deferred income taxes	24,885
Other assets	13,632
TOTAL ASSETS	$395,748

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$61,329
Note payable to Brown-Forman	17,720
TOTAL CURRENT LIABILITIES	79,049

Long-term debt	250
Other liabilities	84,475
TOTAL LIABILITIES	163,774

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock	1
Additional paid-in capital	259,657
Retained earnings	—
Accumulated other comprehensive loss
Cumulatve translation adjustment	(154)
Pension liability adjustment - net of tax of $18,775	(27,530)
Total accumulated other comprehensive loss	(27,684)
TOTAL STOCKHOLDERS’ EQUITY	231,974
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$395,748

The accompanying notes are an integral part of the financial statements

Lenox, Incorporated and Subsidiary

Condensed Consolidated Statement of Operations (Unaudited)

(dollars in thousands)

For the Three Months Ended July 31,	2004	2005

Net sales	$96,669	$79,425

Cost of Sales	52,450	45,858

GROSS PROFIT	44,219	33,567

Advertising	18,933	14,186

Selling, general & administrative expenses	39,583	32,784

OPERATING LOSS	(14,297)	(13,403)

Interest income	9	8

Interest expense	4	—

LOSS BEFORE TAXES	(14,292)	(13,395)

Income taxes	(5,778)	(5,394)

NET LOSS	$(8,514)	$(8,001)

The accompanying notes are an integral part of the financial statements

Lenox, Incorporated and Subsidiary

Condensed Consolidated Statement of Cash Flows (Unaudited)

(dollars in thousands)

For the Three Months Ended July 31,	2004	2005

Net loss	$(8,514)	$(8,001)
Adjustments to reconcile net loss to net cash used by operations
Depreciation and amortization	4,298	3,674
Stock-based compensation expense	223	223
Deferred income taxes	(725)	(192)
Non-current assets and liabilities	1,743	935
Change in working capital
Accounts receivable	8,360	3,338
Inventories	(16,665)	(20,561)
Other current assets	(230)	(3,618)
Accrued taxes on income	1,177	(2,329)
Accounts payable & accrued expenses	7,967	10,292
Cash used by operating activities	(2,366)	(16,239)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant & equipment	(1,277)	(1,486)
Disposal of property, plant & equipment	903	5
Cash used for investing activities	(374)	(1,481)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in note payable to Brown-Forman	2,672	17,720
Dividend / return of capital to Brown-Forman	68	—
Cash provided by financing activities	2,740	17,720

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS END OF PERIOD	$—	$—

The Company incurred noncash expenses for stock options of $223 for the three months ended July 31, 2005 and 2006 respectively, which were offset to equity

The accompanying notes are an integral part of the financial statements

LENOX, INCORPORATED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Dollars expressed in thousands)

1. BASIS OF PRESENTATION

We prepared the unaudited condensed consolidated financial statements following the requirements of the Securities and Exchange Commissions (SEC) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by accounting principles generally accepted in the United States can be condensed or omitted.

We are responsible for the unaudited financial statements included in this document.  In the opinion of management, these statements include all normal recurring adjustments considered necessary for the fair presentation of our financial position and operating results.

2. INVENTORIES

We state inventories at the lower of cost or market, with inventories being valued using the last-in, first-out (LIFO) method. If we did not use the LIFO method, inventories would have been $5,337 lower than reported at July 31 2005.

3. INCOME TAXES

Our consolidated effective tax rate may differ from current statutory rates due to the recognition of amounts for events or transactions that do not have tax consequences. We use the estimated annual effective tax rate in determining our interim results.

4. CONTINGENCIES

In August 2004, plaintiffs purporting to represent a class of consumers who purchased tableware sold in the United States filed suit against Federated Department Stores, the May Department Stores Company, Waterford Wedgwood U.S.A., and Lenox, Incorporated in United States District Court for the Northern District of California.  In November 2004, plaintiffs filed a consolidated amended complaint alleging that for the period beginning at least as early as May 1, 2001 through the filing of the amended complaint on November 12, 2004, defendants violated Section 1 of the Sherman Act by conspiring to fix prices and to boycott sales to Bed, Bath & Beyond.  Plaintiffs seek to recover an undisclosed amount of damages, trebled in accord with anti-trust laws, as well as costs, attorney fees and injunctive relief. Lenox denies the allegations and claims of the case above and intends to defend the case vigorously. It is not possible at this time to estimate a possible loss or range of loss, if any, in this lawsuit. However, and adverse result in this lawsuit could have a material adverse effect on Lenox’s financial position, results of operations or cash flows.

In addition to the above lawsuit, we are involved in various legal proceedings, claims, and governmental audits in the ordinary course of business. We believe that we have meritorious defenses to all proceedings, claims, and audits. We believe the impact, if any, of these legal proceedings would not be material to the results of operations, financial postion or cash flows of Lenox.

5. ENVIRONMENTAL MATTERS

We face environmental claims resulting from the cleanup of several manufacturing or waste disposal sites in the United States. We accrue for losses associated with environmental cleanup obligations when such losses are probable and reasonably estimable. At some sites, there are other potentially responsible parties who are expected to bear part of the costs, in which cases our accrual is based on our estimate of our share of the total costs. A portion of the cleanup costs with respect to certain sites is expected to be paid by insurance. The estimated recovery of cleanup costs from insurers is recorded as an asset when receipt is deemed probable.

We do not believe that any additional environmental cleanup costs we incur will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

6. PENSION AND OTHER POSTRETIREMENT BENEFITS

The following table shows the components of the pension and other postretirement benefit expense recognized during the three months ended July 31:

	Pension Benefits		Medical and Life Insurance Benefits
	2004	2005	2004	2005

Service cost	$1,395	$1,319	$204	$249
Interest cost	2,397	2,456	396	436
Expected return on plan assets	(2,792)	(2,621)	—	—
Amortization of:
Unrecognized prior service cost	84	82	50	50
Unrecognized net loss (gain)	332	714	(31)	(9)
Net expense	$1,416	$1,950	$619	$726

7. COMPREHENSIVE INCOME

Comprehensive income is a broad measure of the effects of all transactions and events (other than investments by or distributions to shareholders) that are recognized in stockholders’ equity, regardless of whether those transactions and events are included in net income. The following table adjusts the Company’s net income for the other items included in comprehensive income:

	Three Months Ended July 31,
	2004	2005

Net loss	$(8,514)	$(8,001)
Other comprehensive income (loss):
Foreign currency translation adjustment	246	(958)
Comprehensive loss	$(8,268)	$(8,959)

Accumulated other comprehensive loss (income) consisted of the following:

July 31,
2005

Pension liability adjustment	$(27,530)
Cumulative translation adjustment	(154)
$(27,684)

8. STOCK OPTIONS

Prior year amounts have been restated to reflect the retroactive adoption of FASB Statement No. 123(R), Share-Based Payment, during the fourth quarter of fiscal 2005.

9. SUBSEQUENT EVENT

During the periods presented in the condensed consolidated financial statements, Lenox was a wholly-owned subsidiary of Brown-Forman Corporation (Brown-Forman). On September 1, 2005, Brown-Forman consummated the sale of all of the capital stock of Lenox to Lenox Group Inc. (formerly known as Department 56, Inc.) for $196.5 million in cash (subject to a final working capital adjustment). The sale excluded the stock of Brooks & Bentley, a wholly-owned subsidiary of Lenox based in the U.K., which was retained by Brown Forman. Unless otherwise indicated, the disclosures in these interim consolidated financial statements do not reflect the consummation of the Lenox transaction.